UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 17, 2015, Yahoo! Inc. (“Yahoo”) announced that its wholly owned subsidiary, Aabaco Holdings, Inc. (“Aabaco”), filed a registration statement on Form N-2 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with Yahoo’s previously announced plan to spin off its remaining holdings in Alibaba Group Holding Limited (the “Spin-Off”). Upon completion of the Spin-Off, Aabaco will be an independent, publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended.

The Registration Statement contains important information about the Spin-Off. A copy of the Registration Statement is available on the SEC’s website at www.sec.gov using the name Aabaco Holdings, Inc.

The Registration Statement contains risk factors related to the Spin-Off under the caption “Risk Factors—Risks Related to the Spin-Off.” Such risk factors should be considered together with the risk factors set forth under the caption “Risk Factors” in Part II, Item 1A of Yahoo’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, as filed with the SEC on May 7, 2015.

A copy of Yahoo’s press release regarding the filing of the Registration Statement is attached hereto as Exhibit 99.1.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Yahoo! Inc. press release dated July 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: July 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Yahoo! Inc. press release dated July 17, 2015.